Exhibit 10.11
FIRST AMENDMENT TO THE
SWIFT CORPORATION DEFERRED COMPENSATION PLAN
(As last amended and restated effective January 1, 2008)
     THIS AMENDMENT is made and entered into on September 9, 2010, by Swift Corporation (“Employer”).
R E C I T A L S:
     1. The Employer maintains the Swift Corporation Deferred Compensation Plan (“Plan”);
     2. The Employer has reserved the right to amend the Plan in whole or in part; and
     3. The Employer intends to amend the Plan.
     THEREFORE, the Employer hereby adopts this Amendment as follows:
     1. The second sentence in Section 1.1 of the Plan is amended to read as follows: “The Plan also is intended to be a deferred compensation plan within the meaning of Code Section 409A, and the Plan shall be construed and interpreted in a manner that complies with Code Section 409A.”
     2. Section 5.6 of the Plan is amended by deleting the second sentence of that Section.
     3. The Effective Date of this Amendment shall be January 1, 2009.
     4. Except as amended, all of the terms and conditions of the Plan shall remain in full force and effect.

SWIFT CORPORATION
By:	/s/ Cheryl Maccarn
Title: Director of Benefits